UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2025

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Mason Street, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

(203) 629-9595
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AC	New York Stock Exchange

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2025, Associated Capital Group, Inc. (“AC” or the “Company”) announced that it has given formal notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its Class A common stock (the “common stock”) from the NYSE and to deregister under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Following the de-listing from the NYSE, AC expects to provide liquidity to AC’s Class A stock shareholders by listing AC Class A stock on the OTCQX platform (the “OTCQX”). AC plans on filing a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about August 25, 2025. The last day of trading in AC’s common stock on the NYSE will be on or about September 4, 2025, when the Form 25 takes effect. Ninety days thereafter, AC’s common stock deregistration is expected to become effective. When AC files Form 15 on or about September 4, 2025, its filing obligations under the Exchange Act will immediately be suspended or terminated, including the filing of all reports on Forms 8-K, 10-Q and 10-K.

AC has filed an application for its common stock to be quoted on the OTCQX platform, operated by OTC Markets Group Inc. AC will continue to provide information to its stockholders and to take such actions to enable a trading market in its common stock to exist. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the OTCQX or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

The Board of Directors of the Company (the “Board”) believes that the decision to delist the common stock from the NYSE and deregister and suspend its reporting obligations under the Exchange Act is in the best interest of the Company and its stockholders. The Board has determined that the burdens associated with operating as a registered public company outweigh any advantages to the Company and its stockholders at this time. The Board’s decision was based on careful review of numerous factors, including the significant cost savings of no longer preparing and filing periodic reports with the SEC; the reduction of significant legal, audit and other costs associated with being a reporting company; as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and NYSE listing standards. The Board also based its decision on the Company’s intention to provide liquidity to its stockholders following the delisting by taking actions within its control to have the common stock traded on the OTCQX. Once delisted and deregistered, the Board believes that the Company will redirect its financial and management resources to a wider range of business opportunities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Associated Capital Group’s Press Release, dated August 15, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Ian J. McAdams
Ian J. McAdams
Chief Financial Officer

Date: August 15, 2025